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                                                                    Exhibit 21.1



                         Subsidiaries of the Registrant

                   Subsidiary
---------------------------------------------------
SpeedFam -- IPEC Corporation ...................... Wholly Owned -- Direct
SpeedFam -- IPEC Precision, Inc. .................. Wholly Owned -- Indirect
SpeedFam -- IPEC Limited .......................... Wholly Owned -- Direct
SpeedFam -- IPEC GmbH ............................. Wholly Owned -- Direct
SpeedFam -- IPEC International Services ........... Wholly Owned -- Indirect
SpeedFam -- IPEC Sales, Inc. ...................... Wholly Owned -- Indirect